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H.B. Fuller Company and Consolidated Subsidiaries                    Exhibit 11
                                                                     ----------
Computation of Net Income Per Common Share
Years Ended November 27, 1999, November 28, 1998, and
November 29, 1997
(Dollars in thousands, except share amounts)

                                                                               1999               1998               1997
                                                                         ----------------   ----------------   ----------------
Basic
-----
Income:
  Income before accounting change                                        $        44,111    $        15,990    $        40,308
  Dividends on preferred stock                                                       (15)               (15)               (15)
                                                                         ---------------    ---------------    ---------------
  Income before acctg. chg. applicable to common stock                            44,096             15,975             40,293
  Cumulative effect of accounting change                                            (741)                 -             (3,368)
                                                                         ---------------    ---------------    ---------------
  Income applicable to common stock                                      $       $43,355    $       $15,975    $        36,925
                                                                         ===============    ===============    ===============

Shares:
    Weighted-average shares outstanding                                       13,807,775         13,721,451         13,842,500
                                                                         ===============    ===============    ===============

  Basic income per common share:
      Income before accounting change per share                          $          3.19    $          1.16    $          2.91
      Cumulative effect of accounting change per share                             (0.05)                 -              (0.24)
                                                                         ---------------    ---------------    ---------------
      Net income per common share                                        $          3.14    $          1.16    $          2.67
                                                                         ===============    ===============    ===============



Diluted
-------
Income:
  Income is exactly the same as presented above
  under basic.

Shares:
  Weighted-average number of common shares outstanding                        13,807,775         13,721,451         13,842,500
  Common share equivalents of stock options outstanding
   (determined by the treasury stock method using
   average quarterly prices)                                                     170,615            122,368            145,841
                                                                         ---------------    ---------------    ---------------
    Weighted-average shares outstanding and common
     stock equivalent shares                                                  13,978,390         13,843,819         13,988,341
                                                                         ===============    ===============    ===============

  Diluted income per common share:
      Income before accounting change per share                          $          3.15    $          1.15    $          2.88
      Cumulative effect of accounting change per share                             (0.05)                 -              (0.24)
                                                                         ---------------    ---------------    ---------------
      Net income per common share                                        $          3.10    $          1.15    $          2.64
                                                                         ===============    ===============    ===============